Exhibit 10.25
Execution Version
THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT
This THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) is dated as of September 13, 2012 and is entered into by and among POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), BARCLAYS BANK PLC, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), acting with the consent of the Required Lenders, the Required Lenders and the Guarantor, and is made with reference to that certain CREDIT AGREEMENT, dated as of February 3, 2012 and amended as of May 14, 2012 and June 13, 2012 (the “Credit Agreement”), by and among the Borrower, the Lenders, the Administrative Agent, and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

SECTION I.	WAIVER

A.    Waiver. On the terms and subject to the conditions set forth herein and in reliance on the representations and warranties set forth herein, the Required Lenders hereby waive:
(a)    any Default that may have arisen or may arise in connection with the representations and warranties in Sections 5.05(a), 5.05(b) and 5.05(d) of the Credit Agreement and the covenants in Sections 6.01(a) and 6.01(b) of the Credit Agreement, including any certification relating thereto, but in each case solely to the extent that such Default may have arisen or may arise as a result of errors in the financial statements required to be delivered pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement for the fiscal year ended September 30, 2011 and fiscal quarter ended December 31, 2011 (or in the Pro Forma Financial Statements which were derived therefrom), which errors are described in the Borrower’s press release dated and filed with the SEC on Form 8-K on May 7, 2012;
(b)    any Default that may have arisen or may arise in connection with Section 6.03(a) of the Credit Agreement by not delivering a notice of Default with respect to any Default described in clause (a) above; and
(c)    any Event of Default that may have arisen or may arise under Sections 8.01(b) and 8.01(d) of the Credit Agreement, but solely to the extent any such Event of Default is a result of a Default described in clauses (a) or (b) above.
B.    Effective Period. The waiver set forth in Section I.A. above shall be effective during the period beginning on the Third Amendment and Waiver Effective Date and ending upon the occurrence, if any, of a Waiver Termination Event. As used herein, “Waiver Termination Event” shall mean the failure by the Borrower to deliver to the Administrative Agent on or prior to October 15, 2012 the Borrower’s annual financial statements for the fiscal year ended September 30, 2011 and the Borrower’s quarterly financial statements for the quarter ended December 31, 2011, in each case restated to correct any error in such financial statements as previously delivered, and otherwise in accordance with the requirements of Section 6.01(a) or 6.01(b) of the Credit Agreement, as applicable.

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SECTION II.    AMENDMENT TO SECTION 6.01 OF THE CREDIT AGREEMENT
Section 6.01 of the Credit Agreement is hereby amended as follows: the words “September 15, 2012” in Section 6.01(b)(ii) of the Credit Agreement are hereby deleted in their entirety and replaced with the words “October 15, 2012”.

SECTION III.	CONDITIONS TO EFFECTIVENESS
This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Third Amendment and Waiver Effective Date”):
A.    Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by the Borrower, the Guarantor and the Required Lenders.
B.    Representations and Warranties. The representations and warranties set forth in Section IV of this Amendment shall be true and correct.
C.    Fees and Expenses. The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), in accordance with the Credit Agreement, on or before the Third Amendment and Waiver Effective Date.
D.    Other Documents. The Administrative Agent and Lenders shall have received a secretary’s certificate certifying as to the accuracy of the Borrower’s applicable Organization Documents and resolutions or other forms of organizational action of the Loan Parties authorizing the execution, delivery and performance of this Amendment, together with applicable incumbency certificates and such other documents, instruments or certificates as it may reasonably request.

SECTION IV.	REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to enter into this Amendment and to grant the waivers set forth herein and amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to the Lenders that the following statements are true and correct in all material respects:
A.    Corporate Power and Authority. Each Loan Party has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).
B.    Due Authorization; No Contravention. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the terms hereof have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien Permitted by Section 7.01 of the Credit Agreement) under, or require any payment to be made under (i) any material contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

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C.    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Amended Agreement, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
D.    Binding Effect. Each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
E.    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article V of the Amended Agreement are and will be true and correct on and as of the Third Amendment and Waiver Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all respects on and as of such earlier date, in each case after giving effect to this Amendment.
F.    Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default, in each case after giving effect to this Amendment.

SECTION V.	ACKNOWLEDGMENT AND CONSENT
The Borrower hereby confirms its pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated thereby, such pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as supplemented in connection with this Amendment and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.
The Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. The Guarantor hereby confirms its guarantees, pledges, grants of security interests and other obligations under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as modified or supplemented in connection with this Amendment and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.
The Guarantor acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

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The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future amendments to the Credit Agreement.

SECTION VI.	MISCELLANEOUS
A.    Limited Waiver. The waiver set forth in Section I.A. hereof is effective solely for the purposes as set forth herein and shall be limited precisely as written. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents, except as expressly stated herein, or constitute a course of dealing among the parties. Except as expressly stated herein, the Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.
B.    Reference to and Effect on the Credit Agreement and the Other Credit Documents.
(i)    On and after the Third Amendment and Waiver Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.
(ii)    Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
C.    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Amended Agreement.
D.    Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
E.    Applicable Law. THIS AMENDMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Section 10.14(a), (b), (c) and (d), Section 10.15 and 10.16 of the Credit Agreement are incorporated by reference herein and made a part hereof.
F.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

POST HOLDINGS, INC.

By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title:	Chief Financial Officer

POST FOODS, LLC

By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title:	Vice President

ACKNOWLEDGED:

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

Barclays Bank PLC

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

GreenStone Farm Credit Services, ACA/FLCA

By:	/s/ Jeff Pavlik
Name:	Jeff Pavlik
Title:	Vice President

AgFirst Farm Credit Bank

By:	/s/ John W. Burnside Jr.
Name:	John W. Burnside Jr.
Title:	Vice President

CoBank, ACB

By:	/s/ Michael Tousignant
Name:	Michael Tousignant
Title:	Vice President

FCS Financial, FLCA

By:	/s/ Laura Roessler
Name:	Laura Roessler
Title:	Senior Lending Officer

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Daniel Miller
Name:	Daniel Miller
Title:	Vice President

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL” NEW YORK BRANCH

By:	/s/ Brad Peterson
Name:	Brad Peterson
Title:	Executive Director

By:	/s/ Timothy J. Devane
Name:	Timothy J. Devane
Title:	Executive Director

THE HUNTINGTON NATIONAL BANK

By:	/s/ Lori Cummins-Meyer
Name:	Lori Cummins-Meyer
Title:	Vice President

BANK OF THE WEST

By:	/s/ Roger Lumley
Name:	Roger Lumley
Title:	Senior Vice President

Wells Fargo Bank, N.A.

By:	/s/ Daniel R. Van Aken
Name:	Daniel R. Van Aken
Title:	Director

Farm Credit Services of America, PCA

By:	/s/ Steven L. Moore
Name:	Steven L. Moore
Title:	Vice President

Union Bank, N.A.

By:	/s/ Michael Gardner
Name:	Michael Gardner
Title:	Vice President

CREDIT SUISSE AG, Cayman Islands Branch

By:	/s/ Ari Bruger
Name:	Ari Bruger
Title:	Vice President

By:	/s/ Alex Verdone
Name:	Alex Verdone
Title:	Associate

JPMorgan Chase Bank, N.A.

By:	/s/ Brendan Korb
Name:	Brendan Korb
Title:	Vice President